                                                                     Exhibit 12.


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                           Nine months
                                              ended
                                       September 30, 1996
                                       -------------------
                                           (unaudited)

Earnings:
   Earnings before income taxes            $366,616,000

Fixed charges:
   Interest                                  45,462,000
   One-third rent                             2,024,000
                                           ------------
                                             47,486,000
                                           ------------
                                           $414,102,000
                                           ============

Fixed charges:
   Interest                                  45,462,000
   One-third rent                             2,024,000
                                           ------------
                                           $ 47,486,000
                                           ============


Ratio of earnings to fixed charges (1)             8.72
                                                   ====

(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.


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